EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237390) and Form S‑8 (Nos. 333-74905, 333-51520, 333-74868, 333-100010, 333-106191, 333-114375, 333-123933, 333-132493, 333-140021, 333-143953, 333-181625, 333-185036, 333-188775, 333-196259, 333-211615, 333-229774, 333-237833, 333-239164, and 333-249570) of NVIDIA Corporation of our report dated February 26, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

San Jose, California
February 26, 2021